Exhibit 2(a)


                                    BYLAWS OF
                        INET COMMERCE CONDUIT CORPORATION

                                   ARTICLE A.
                                     OFFICES
                                     -------

         The principal office of the Corporation shall be established and maintained in the State of Florida. The Corporation may also have offices at such places within or without the State of Florida as the board may, from time to time, establish.

                                   ARTICLE B.
                                  SHAREHOLDERS
                                  ------------

         1. ANNUAL MEETING. The annual meeting of the Shareholders of this Corporation shall be held annually on a date and a time and place designated from time to time by the Board of Directors of the Corporation. Business transacted at the annual meeting shall include the election of Directors of the Corporation and the transaction of any other proper business. If the designated day shall fall on a Sunday or legal holiday, then the meeting shall be held on the first business day thereafter.

         2. SPECIAL MEETINGS. Special Meetings of the Shareholders shall be held when directed by the President or the Board of Directors, or when requested in writing by the holders of not less than ten percent (10%) of all the shares entitled to vote at the meeting. Such written request must be signed, dated and delivered to the Secretary of the Corporation. A meeting requested by Shareholders shall be called for a date not less than ten (10) nor more than sixty (60) days after the request is made unless the Shareholders requesting the meeting designate a later date. The call for the Special Meeting shall be issued by the Secretary, unless the President, Board of Directors, or Shareholders requesting the Special Meeting shall designate another person to do so. Such a request for a Special Meeting shall state the purpose of the proposed Special Meeting. Business transacted at any Special Meeting shall be limited to the purpose stated in the notice thereof.

         3. PLACE OF MEETING. Meetings of Shareholders shall be held at the principal place of business of the Corporation or at such other place as may be designated by the Board of Directors.

         4. NOTICE OF MEETING. Written notice to each Shareholder of record entitled to vote stating the place, day and hour of the meeting and, in the case of a Special Meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the meeting either personally, by mail, telegram or overnight carrier. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the Shareholder at the Shareholder's address as it appears on the stock transfer books of the Corporation, with postage prepaid. If notice is given by telegram or overnight courier, such notice shall be deemed to be delivered when the telegram or overnight carrier is delivered to the telegraph company or overnight carrier. If any Shareholder shall transfer such Shareholder's stock after notice, it shall not be necessary to notify the transferee. Any Shareholder may waive notice of any meeting either before, during or after the meeting. The attendance of a Shareholder at a meeting shall constitute a waiver of notice of such meeting, except where a Shareholder attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

         5. NOTICE OF ADJOURNED MEETING. When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken; and any business may be transacted at the adjourned meeting that might have been transacted on the original date of the meeting. If, however, after adjournment the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given as provided in paragraph 4 of this Article to each Shareholder of record on the new record date entitled to vote at such meeting.


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

         6. VOTING LISTS. The officer or agent having charge of the stock transfer book of the Corporation shall make, at least ten (10) days before each meeting of Shareholders, a complete list of Shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address and number of shares held by each, which list, for a period of ten
(10) days prior to such meeting, shall be kept on file at the principal office of the Corporation and shall be subject to inspection by any Shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any Shareholder during the whole time of the meeting. The original stock transfer book shall be prima facie evidence as to who are the Shareholders entitled to examine such list or to vote at any meeting of the Shareholders.

          7. TRANSFER BOOK AND RECORD DATE. For the purposes of determining Shareholders entitled to notice of, or to vote at any meeting, or entitled to receive payment of any dividend, or in order to make a determination of Shareholders for any other purpose, the Board of Directors may close the stock transfer book of the Corporation as provided by law.

         8. QUORUM. Except as otherwise provided in these Bylaws, or as required by the Articles of Incorporation, the majority of the shares entitled to vote (50% + 1), represented in person or by Proxy, shall constitute a Quorum at a meeting of Shareholders, but in no event shall a Quorum consist of less than one-third (1/3) of the shares entitled to vote at the meeting.

         After a Quorum has been established at a Shareholders' meeting, the subsequent withdrawal of Shareholders, so as to reduce the number of shares entitled to vote at the meeting below the number required for a Quorum, shall not effect the validity of any action taken at the meeting or any adjournment thereof.

         9. VOTING OF SHARES. Each Shareholder entitled to vote shall at every meeting of Shareholders be entitled to one (1) vote for each share of voting stock held by them.

         10. PROXY. Every Shareholder entitled to vote at a meeting of Shareholders, or to express consent or dissent without a meeting, or the Shareholder's duly authorized attorney-in-fact, may authorize another person or persons to act for the Shareholder by Proxy. The Proxy must be signed by the Shareholders or their attorney-in-fact. No Proxy shall be valid after the expiration of eleven (11) months from the date thereof, unless otherwise provided in the Proxy or by Florida law.

         11. INFORMAL ACTION BY SHAREHOLDERS. Unless otherwise provided by law or by the Articles of Incorporation, any action required to be taken at a regular meeting of the Shareholders, or any other action which may be taken at a Special Meeting of the Shareholders may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize such action at a meeting at which all shares entitled to vote thereon were present and voted. Within ten (10) days after obtaining such authorization by written consent, notice must be given to those Shareholders who have not consented in writing. The notice shall fairly summarize the material features of the authorized action and, if the action shall nave been such that dissenters' rights are provided under Florida law, the notice shall contain a clear statement of the right of Shareholders dissenting therefrom to be paid the fair value of their shares upon compliance with certain further provisions of such Florida law regarding the rights of dissenting Shareholders.


                                   ARTICLE C.
                               BOARD OF DIRECTORS
                               ------------------

         1. GENERAL POWERS. The business of the Corporation shall be managed and its corporate powers exercised by its Board of Directors.

         2. NUMBER, TENURE AND QUALIFICATIONS. The Board of Directors shall consist of at least one (1) director. The number may be altered from time to time by either the Directors or the Shareholders. Directors shall be elected at the annual meeting of Shareholders and each Director elected shall hold office until such Director's successor has been elected and qualified, or until their prior resignation or removal. It shall not be necessary for Directors to be Shareholders.

         3. VACANCIES. If the office of any Director, member of a committee or other officer becomes vacant, the remaining Directors in office, by a majority (50% + 1) vote, though this may constitute less than a quorum of the Board of Directors, may appoint any qualified person to fill such vacancy, who shall hold office for the unexpired term and until their successor shall be duly elected and has qualified.

         4. REMOVAL OF DIRECTORS. Any or all of the Directors may be removed with or without cause by vote of a majority (50% + 1) of all of the shares outstanding and entitled to vote at a Special Meeting of Shareholders called for that purpose.

         5. RESIGNATION. A Director may resign at any time by giving written notice to the Board, the President or the Secretary of the Corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the Board of Directors or of such officer, and the acceptance of the resignation shall not be necessary to make it effective.

         6. QUORUM OF DIRECTORS. A majority of the Directors (50% + 1) shall constitute a quorum for the transaction of business. If at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

         7. PLACE AND TIMING OF BOARD MEETINGS. The Board may hold its meetings at the office of the Corporation or at such other place, either within or without the State of Florida as it may, from time to time, determine.

         8. NOTICE OF MEETINGS OF THE BOARD. A regular annual meeting of the Board may be held without notice at such time and place as it shall, from time to time, determine. Special Meetings of the Board shall be held upon notice to the Directors and may be called by the President upon two (2) days, notice to each Director, either personally or by mail or by wire. Special Meetings shall be called by the President or by the Secretary in a like manner on written request of a Director. Any Special Meeting may be held by telephone conference as set forth in Section 11 hereof. Notice of a meeting need not be given to any Director who submits a waiver of notice whether before or after the meeting, or who attends the meeting without protesting prior thereto, or at its commencement, the lack of notice to him.

         9. ANNUAL MEETING. An annual meeting of the Board shall be held immediately following, and at the same place as, the annual meeting of Shareholders.

         10. COMPENSATION. No compensation shall be paid to Directors, as such, for their services, but by resolution of the Board, a fixed sum and expenses for actual attendance, at each regular or Special Meeting of the Board may be authorized. Nothing herein contained shall be construed to preclude any Director authorized from serving the Corporation in any other capacity and receiving compensation therefor.

         11. ACTION BY TELEPHONIC CONFERENCE. The Directors may act at a meeting by means of a conference by telephone or similar communications equipment by means of which all persons participating in the meeting can communicate with each other at the same time. Participation by such means shall constitute presence in person at a meeting.

         12. PRESUMPTION OF ASSENT. A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action unless he voted against such action or abstains from voting in respect thereto because of an asserted conflict of interest.

         13. INFORMAL ACTION BY BOARD. Any action required or permitted to be taken by any provision of law, of the Articles of Incorporation or of these Bylaws at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if a written consent thereto is signed by all members of the Board or of such committee, as the case may be.


                                   ARTICLE D.
                                    OFFICERS
                                    --------

         1. OFFICERS, ELECTION AND TERM. The Board may elect or appoint a President, one or more Vice Presidents, a Secretary, a Treasurer, and such other officers as it may determine, who shall have such duties and powers as hereinafter provided.

         All officers shall be elected or appointed to hold office until the meeting of the Board following the next annual meeting of Shareholders and until their successors have been elected or appointed and qualified.

           Any two (2) or more offices may be held by the same person.

         2. REMOVAL, RESIGNATION, SALARY, ETC. Any officer elected or appointed by the Board may be removed by the Board with or without cause.

         In the event of the death, resignation or removal of an officer, the Board, in its discretion, may elect or appoint a successor to fill the unexpired term.

         Any officer elected by the Shareholders may be removed only by vote of the Shareholders unless otherwise provided by the Shareholders.

         The salaries of all officers shall be fixed by the Board.

         The Directors may require any officer to give security for the faithful performance of his duties.

         3. DUTIES. The officers of this Corporation shall have the following duties:

         The President shall be the chief executive officer of the Corporation and shall have general and active management of the business and affairs of the corporation subject to the directions of the Board of Directors, and shall preside at all meetings of the Shareholders and Board of Directors.

         The Vice-President shall possess and may exercise, such power and authority, and shall perform such duties as may from time to time be assigned to him or her by the Board of Directors or the President.

         The Secretary shall have custody of and maintain all of the corporate records except the financial records; shall record the minutes of all meetings of the Shareholders and Board of Directors, and send all notices of all meetings and perform such other duties as may be prescribed by the Board of Directors or the President and shall perform such duties as may from time to time be assigned to him or her by the Board of Directors or the President.

         The Treasurer shall have custody of all corporate funds and maintain all of the financial records and shall keep accurate financial records and shall render reports thereof of the annual meetings of Shareholders and at other times when requested to do so by the Board of Directors and shall perform such duties as may from time to time be assigned to him or her by the Board of Directors or the President.

         4. REMOVAL OF OFFICERS. An officer or agent elected or appointed by the Board of Directors may be removed with or without cause by the Board whenever in the Board's judgment, the best interests of the Corporation will be served thereby.

         Any vacancy in any office may be filled by the Board of Directors for the unexpired term.


                                   ARTICLE E.
                         EXECUTIVE AND OTHER COMMITTEES
                         ------------------------------

         1. CREATION OF COMMITTEES. The Board of Directors may, by resolution, passed by a majority of the Board, designate an executive committee and one or more other committees.

         2. EXECUTIVE COMMITTEE. The executive committee, if there shall be one, shall consult with and advise the officers of the Corporation in the management of its business and shall have and may exercise, to the extent provided in the resolution of the Board of Directors creating such executive committee, such powers of the Board of Directors as can be lawfully delegated by the Board.

         3. OTHER COMMITTEES. Such other committees shall have such functions and may exercise the powers of the Board of Directors as can be lawfully delegated and to the extent provided in the resolution or resolutions creating such committee or committees.

         4. MEETINGS OF COMMITTEES. Regular meetings of the executive committee and other committees may be held without notice at such time and at such place as shall from time to time be determined by the executive committee or such other committees, and Special meetings of the executive committee or such other committees may be called by any member thereof upon two (2) days' notice to each of the other members of such committee, or on such shorter notice as may be agreed to in writing by each of the members of such committee, given either personally or in the manner provided in Section 8 of Article III of these Bylaws (pertaining to notice for Directors, meetings).

         5. VACANCIES ON COMMITTEES. Vacancies on the executive committee or on such other committees shall be filled by the Board of Directors then in office at any regular or Special meeting.

         6. QUORUM ON COMMITTEES. At all meetings of the executive committee or such other committees, a majority (50% + 1) of the committee's members then in office shall constitute a quorum for the transaction of business.

         7. MANNER OF ACTION OF COMMITTEES. The acts of a majority (50% + 1) of the members of the executive committee or such other committees. present at any meeting at which there is a quorum, shall be the act of such committee.

         8. MINUTES OF COMMITTEES. The executive committee, if there shall be one, and such other committees shall keep regular minutes of their proceedings and report the same to the Board of Directors when requested.

         9. COMPENSATION. Members of the executive committee and such other committees may be paid compensation in accordance with the provisions of Articles III, Section 10 of these bylaws (pertaining to compensation of Directors).


                                   ARTICLE F.
                    INDEMNIFICATION OF DIRECTORS AND OFFICERS
                    -----------------------------------------

         The Corporation shall indemnify any person made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by, or in the right of, the Corporation), brought to impose a liability or penalty on such person in his capacity of Director, officer, employee or agent of this Corporation, or of any other corporation which such person serves as such at the request of this Corporation, against judgments, fines, amounts paid in settlement and expenses, including attorney's fees, actually and reasonably incurred as a result of such action, suit or proceeding, or any appeal thereof, if they acted in good faith in the reasonable belief that such action was in the best interest of this Corporation, and in criminal actions or proceedings without reasonable ground for belief that such action was unlawful. The termination of any such civil or criminal action, suit or proceedings by judgment, settlement, conviction or upon a plea of nolo contendere shall not in itself create a presumption that any Director or officer did not act in good faith in the reasonable belief that such action was in the best interests of this Corporation or that they had reasonable ground for belief that such action was unlawful. The foregoing rights of indemnification shall apply to the heirs and personal representatives of any such Director, officer, employee or agent and shall not be exclusive of other rights to which they may be entitled.


                                   ARTICLE G.
                              CERTIFICATE OF STOCK
                              --------------------

         1. ISSUANCE. Unless otherwise determined by the Board of Directors, every holder of shares in this Corporation shall be entitled to have a certificate representing all shares of which they are entitled. No certificate shall be issued for any share until such share is fully paid.

         2. FORM. Certificates representing shares in this Corporation shall be signed by the President or Vice President and the Secretary or an Assistant Secretary and may be sealed with the seal of this Corporation or a facsimile thereof; or in any other manner as prescribed by law.

         3. TRANSFER OF SHARES. Transfers of shares of the Corporation shall be made upon the Corporation's books by the holder of the shares in person or by the holder's lawfully constituted representative, upon surrender of the certificate of stock for cancellation. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not the Corporation shall have express or other notice thereof, unless otherwise provided by the laws of the State of Florida. Every certificate representing shares which are restricted as to sale, disposition or other transfer shall state that such shares are restricted as to such transfer or disposition and shall set forth or fairly summarize upon the certificate, or state that the Corporation will furnish to any holder thereof, upon request and without charge, a full statement of such restrictions.

         4. FACSIMILE SIGNATURE. Where a certificate is signed (1) by a transfer agent or an assistant transfer agent or (2) by a transfer clerk acting on behalf of the Corporation and a registrar, the signature of any such Chairman of the Board, President, Vice President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary may be facsimile. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates and have ceased to be such officer or officers then such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation.

         5. LOST, STOLEN OR DESTROYED CERTIFICATES. If a Shareholder shall claim to have lost or destroyed a certificate of shares issued by the Corporation, a new certificate shall be issued upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed, and, at the discretion of the Board of Directors, upon the deposit of a bond or other indemnity in such amount and with such sureties, if any, as the Board may reasonable require.

                                   ARTICLE H.
                                BOOKS AND RECORDS
                                -----------------

         1. GENERAL.  This Corporation shall keep correct and complete books and
records  of  account  and  shall  keep  minutes  of  the   proceedings   of  its
Shareholders, Board of Directors and committees.

         Any books, records and minutes may be in written form or in any other form capable of being converted into written form within a reasonable time.

         2. INSPECTION. All Shareholders who are entitled to inspect the Corporation's books and records pursuant to Florida law shall have such inspection rights as prescribed by the most recent Florida law available when the request is made.


                                   ARTICLE I.
                                  DISTRIBUTIONS
                                  -------------

         The Board of Directors of the Corporation may, from time to time, declare, and the Corporation may make, distributions to the Shareholders, subject to the restrictions of applicable law.


                                   ARTICLE J.
                                 CORPORATE SEAL
                                 --------------

         The seal of the Corporation shall be circular in form and bear the name of the Corporation, the year of its organization and the words "CORPORATE SEAL, FLORIDA." The seal may be used by causing it to be impressed directly on the instrument or writing to be sealed, or upon adhesive substance affixed thereto. The seal on the certificates for shares or on any corporate obligation for the payment of money may be facsimile, engraved or printed.


                                   ARTICLE K.
                                    EXECUTION
                                    ---------

         All   corporate   instruments   and   documents   shall  be  signed  or
countersigned, executed, verified or acknowledged by such officer or officers or other person or persons as the Board may, from time to time, designate.


                                   ARTICLE L.
                                   FISCAL YEAR
                                   -----------

         The fiscal year of the Corporation shall be the 12-month period selected by the Board of Directors as the taxable year of the Corporation for federal income tax purposes.


                                   ARTICLE M.
                           NOTICE AND WAIVER OF NOTICE
                           ---------------------------

         Whenever any notice is required by these Bylaws to be given, personal notice is not meant unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in the post office box in a sealed post-paid wrapper, addressed to the person entitled thereto at his last known post office address, and such notice shall be deemed to have been given on the day of such mailing. Shareholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by Florida Law.

         Whenever any notice is required to be given under the provisions of any law, or under the provisions of the Articles of Incorporation of the Corporation, or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                   ARTICLE N.
                                  CONSTRUCTION
                                  ------------

         Whenever a conflict arises between the language of these Bylaws and the Articles of Incorporation, the Articles of Incorporation shall govern.


                                   ARTICLE O.
                                    BUSINESS
                                    --------

         1. CONDUCT OF BUSINESS WITHOUT MEETINGS. Any action of the Shareholders, Directors and any committee may be taken without a meeting if consent in writing setting forth the action so taken shall be signed by all persons who would be entitled to vote on such action at a meeting and filed the Secretary of the Corporation as part of the proceedings of the Shareholders, Directors or committees, as the case may be.

         2. MANAGEMENT BY SHAREHOLDERS. In the event the Shareholders are named in the Articles of Incorporation and are empowered therein to manage the affairs of the Corporation in lieu of Directors, the Shareholders of the Corporation shall be deemed Directors for the purposes of these Bylaws, and wherever the words "directors," "Board of Directors" or "Board" appear in these Bylaws, those words shall be taken to mean Shareholders.

         The Shareholders may, by majority vote (50% + 1), create a Board of Directors to manage the business of the Corporation and exercise its corporate powers.


                                   ARTICLE P.
                                   AMENDMENTS
                                   ----------

         1. BY SHAREHOLDERS. The Bylaws shall be subject to alteration or repeal, and new Bylaws may be made, by the affirmative vote of Shareholders holding of record in the aggregate at least a majority of the outstanding shares entitled to vote in the election of Directors at any annual or Special Meeting of Shareholders, provided that the notice or waiver of notice of such meeting shall have summarized or set forth in full therein the proposed amendment

         2. BY DIRECTORS. The Board of Directors shall have the power to make, adopt, alter, amend and repeal from time to time, the Bylaws of the Corporation.


                                    ARTICLE Q
              ELECTION OUT OF CONTROL - SHARE ACQUISION REGULATION
              ----------------------------------------------------

         The Corporation hereby elects not to be governed by the provisions of Florida Statutes ss. 607.0902.


                                   CERTIFICATE

The undersigned, Secretary of Inet Commerce Conduit Corporation, a Florida corporation ("Corporation") does hereby certify and affirm that the foregoing set of Bylaws are the Bylaws of the Corporation adopted on October 4, 1999.

                                        /s/ Patti Cooke
                                        --------------------
                                        Patti Cooke


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